Exhibit 99.1

NEWS RELEASE
Media Contact:                                Investor Relations Contact:
Michele Long                                Sheila Spagnolo
Phone (610) 251-1000                            Phone (610) 251-1000
mmlong@triumphgroup.com                        sspagnolo@triumphgroup.com

TRIUMPH GROUP REPORTS SECOND QUARTER FISCAL 2017 RESULTS

Reaffirms Fiscal Year 2017 EPS and Cash Guidance

BERWYN, Pa. - November 3, 2016 - Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today reported financial results for its second quarter of fiscal year 2017, which ended September 30, 2016.

Second Quarter Fiscal 2017 Results

•	Net sales were $874.8 million.

•	Operating income was $70.5 million; excluding adjustments of $19.0 million, operating income was $89.5 million, reflecting an operating margin of 10.2%.

•	Net income was $34.8 million, or $0.70 per diluted share; excluding the aforementioned adjustments, net income was $49.4 million, or $1.00 per diluted share.

•	Cash used in operations was $47.2 million, an improvement from $84.0 million in the first quarter of fiscal 2017.

•	Free cash flow use was $49.3 million, an improvement from $95.9 million in the first quarter of fiscal 2017.

•	Updates fiscal 2017 revenue guidance to $3.5 to $3.6 billion from $3.6 to $3.7 billion.

•	Reaffirms earnings per diluted share guidance of $3.15 to $3.45 and cash use guidance of $100.0 million to $120.0 million.

“Triumph Group’s adjusted second quarter results were in line with our expectations and reflected improved sequential cash performance and continued strong operating margins in Integrated Systems and Product Support,” stated Daniel J. Crowley, Triumph’s president and chief executive officer.  “During the quarter, our pipeline and backlog grew, and we continued to strengthen our business development efforts to drive organic growth.”

“We made significant progress on our One Triumph transformation strategy initiatives during the quarter. We have achieved $22.0 million savings year-to-date towards our total year target of $44.0 million. Additionally, we initiated all five of the planned fiscal year 2017 plant consolidations to reduce support costs and decreased our facility footprint by approximately 400,000 square feet. We are right-sizing our workforce to be in line with both the business base and our productivity gains, and are on track to our target of 1,200 headcount reductions for the fiscal year. These are difficult steps to take, but we believe that they are ultimately in the best interest of our Company and our shareholders. Finally, we successfully divested one business in the second quarter and are on track for our portfolio optimization actions.”

“We continue to stabilize our performance towards our imperative of becoming predictably profitable. We are confident in the strategy we’ve laid out and our entire organization is focused on its execution to deliver value to our shareholders.”

Second Quarter Fiscal 2017 Overview

Net sales for the fiscal second quarter of 2017 declined 8.4% from the prior year quarter, including $9.5 million of incremental sales from the October 2015 acquisition of Fairchild Controls. On an organic basis, sales were down 9.4% primarily due to production rate reductions by customers on the 747-8, G450/550 and C-17 programs, price reductions due to change in model mix, decreased demand in commercial rotorcraft and spares aftermarket and fluctuations in foreign currency exchange rates. These factors were partially offset by increased production rates on the A350 program and stronger sales in the Product Support segment resulting from increased demand from regional jet and cargo customers.

Operating income included $14.2 million of restructuring costs and a $4.8 million loss on divestiture. Cumulative catch-up adjustments on long term contracts were balanced between positive and negative variances compared to a net unfavorable cumulative catch-up adjustment of $28.0 million in the first quarter of fiscal year 2017.

Net income for the second quarter of fiscal year 2017 was $34.8 million, or $0.70 per diluted share. Triumph’s results included the following:

($ million except EPS)	Pre-Tax	After Tax	Diluted EPS
Income from Operations (GAAP)	$52.6	$34.8	$0.70
Adjustments:
Loss on Divestiture	4.8	4.8	—
Restructuring Costs (non-cash)	3.7	2.6	0.05
Restructuring Costs (cash)	10.5	7.2	0.15

Adjusted Income from Operations (Non GAAP)	$71.6	$49.4	$1.00

The number of shares used in computing diluted earnings per share for the second quarter of fiscal year 2017 was 49.4 million.

For the quarter ended September 30, 2016, cash used in operations was $47.2 million, which reflected continued investment in key development programs and restructuring efforts.

Outlook

Based on current aircraft production rates, Triumph is adjusting its fiscal year 2017 revenue guidance to a range of $3.5 to $3.6 billion from $3.6 to $3.7 billion.

The Company reaffirmed its full year earnings per diluted share guidance of $3.15 to $3.45, which reflects an effective tax rate of 18%. Triumph also continues to expect free cash use of approximately $100.0 million to $120.0 million. This guidance includes restructuring costs and benefits but does not take into account any future divestitures.

Conference Call

Triumph Group will hold a conference call today, November 3rd at 8:30 a.m. (ET) to discuss the second quarter fiscal year 2017 results. The conference call will be available live and archived on the company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast. An audio replay will be available from November 3rd to November 10th by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode #1677301.

About Triumph Group

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aircraft structures, components, accessories, subassemblies and systems. The company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

More information about Triumph can be found on the company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow, cost savings and efficiencies and organizational restructurings. All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING 10 PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
CONDENSED STATEMENTS OF INCOME	2016	2015	2016	2015

Net sales	$874,769	$954,774	$1,768,022	$1,914,412

Operating income	70,486	110,047	117,212	217,913

Interest expense and other	17,896	15,631	36,023	33,747
Income tax expense	17,783	32,804	26,648	59,823

Net income	$34,807	$61,612	$54,541	$124,343

Earnings per share - basic:

Net income	$0.71	$1.25	$1.11	$2.53

Weighted average common shares outstanding - basic	49,304	49,219	49,281	49,208

Earnings per share - diluted:

Net income	$0.70	$1.25	$1.10	$2.52

Weighted average common shares outstanding - diluted	49,432	49,308	49,429	49,311

Dividends declared and paid per common share	$0.04	$0.04	$0.08	$0.08

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data)

BALANCE SHEET	Unaudited	Audited
	September 30,	March 31,
	2016	2016
Assets
Cash and cash equivalents	$36,215	$20,984
Accounts receivable, net	329,678	444,208
Inventories, net of unliquidated progress payments of $94,514 and $123,155	1,446,821	1,236,190
Prepaid and other current assets	26,609	41,259
Current assets	1,839,323	1,742,641

Property and equipment, net	857,621	889,734
Goodwill	1,426,445	1,444,254
Intangible assets, net	620,445	649,612
Other, net	108,435	108,852

Total assets	$4,852,269	$4,835,093

Liabilities & Stockholders' Equity
Current portion of long-term debt	$47,374	$42,441
Accounts payable	415,230	410,225
Accrued expenses	550,961	683,208
	1,013,565	1,135,874

Long-term debt, less current portion	1,568,315	1,374,879
Accrued pension and post-retirement benefits, noncurrent	620,597	664,664
Deferred income taxes, noncurrent	86,045	62,453
Other noncurrent liabilities	598,001	662,279

Stockholders' Equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,920 and 52,460,920 shares issued; 49,528,057 and 49,328,999 shares outstanding	51	51
Capital in excess of par value	842,882	851,102
Treasury stock, at cost, 2,932,863 and 3,131,921 shares	(186,571)	(199,415)
Accumulated other comprehensive loss	(371,563)	(347,162)
Retained earnings	680,947	630,368
Total stockholders' equity	965,746	934,944

Total liabilities and stockholders' equity	$4,852,269	$4,835,093

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net Sales:
Integrated Systems	$245,367	$261,481	$502,723	$520,052
Aerospace Structures	320,283	385,471	651,879	780,591
Precision Components	259,458	265,825	514,060	530,966
Product Support	85,826	73,777	170,025	148,522
Elimination of inter-segment sales	(36,165)	(31,780)	(70,665)	(65,719)
	$874,769	$954,774	$1,768,022	$1,914,412

Operating Income (Loss):
Integrated Systems	$45,797	$51,100	$93,783	$101,657
Aerospace Structures	24,867	36,682	34,031	78,480
Precision Components	12,063	25,457	4,281	50,362
Product Support	14,265	9,125	28,324	19,112
Corporate	(26,506)	(12,317)	(43,207)	(31,698)
	$70,486	$110,047	$117,212	$217,913

Operating Margin %
Integrated Systems	18.7%	19.5%	18.7%	19.5%
Aerospace Structures	7.8%	9.5%	5.2%	10.1%
Precision Components	4.6%	9.6%	0.8%	9.5%
Product Support	16.6%	12.4%	16.7%	12.9%
Consolidated	8.1%	11.5%	6.6%	11.4%

Depreciation and Amortization:
Integrated Systems	$10,157	$10,139	$20,461	$20,657
Aerospace Structures	18,385	15,646	36,347	31,579
Precision Components	14,016	13,972	28,345	28,193
Product Support	2,452	2,428	4,936	4,890
Corporate	276	390	659	790
	$45,286	$42,575	$90,748	$86,109

Amortization of Acquired Contract Liabilities:
Integrated Systems	$(9,136)	$(10,011)	$(19,473)	$(20,512)
Aerospace Structures	(20,647)	(19,430)	(39,085)	(43,208)
Precision Components	(694)	(963)	(1,267)	(1,782)
	$(30,477)	$(30,404)	$(59,825)	$(65,502)

Capital Expenditures:
Integrated Systems	$2,595	$6,012	$5,823	$9,865
Aerospace Structures	3,759	8,895	7,592	15,466
Precision Components	3,503	4,413	8,405	11,126
Product Support	703	711	1,333	1,333
Corporate	684	81	814	338
	$11,244	$20,112	$23,967	$38,128

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the "SEC") guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements, depreciation and amortization. We disclose Adjusted EBITDA on a consolidated and an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA as an operating performance measure and, as such, we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA as a substitute for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA to net income set forth below,  in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA.

Adjusted EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA excludes these charges and provides meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these gains or losses necessarily reflect the current and ongoing cash earnings related to our operations.

(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Curtailments, settlements and early retirement incentives may be useful to investors to consider because it represents the current period impact of the change in defined benefit obligation due to the reduction in future service costs. We do not believe these charges (gains) necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expenses (including impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

The following table shows our Adjusted EBITDA reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA):
Net Income	$34,807	$61,612	$54,541	$124,343

Add-back:
Income tax expense	17,783	32,804	26,648	59,823
Interest expense and other	17,896	15,631	36,023	33,747
Curtailment charge	—	—	—	2,863
Loss on divestiture	4,774	—	4,774	—
Amortization of acquired contract liabilities	(30,477)	(30,404)	(59,825)	(65,502)
Depreciation and amortization	45,286	42,575	90,748	86,109

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$90,069	$122,218	$152,909	$241,383

Net Sales #	$874,769	$954,774	$1,768,022	$1,914,412

Adjusted EBITDA Margin #	10.7%	13.2%	9.0%	13.1%

# Net Sales includes Amortization of Acquired Contract Liabilities. Since Adjusted EBITDA excludes Amortization of Acquired
Contract Liabilities, we've also excluded it from Net Sales in arriving at Adjusted EBITDA margin throughout this document.

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2016
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate/Eliminations

Net Income	$34,807

Add-back:
Income tax expense	17,783
Interest expense and other	17,896

Operating Income (Loss)	$70,486	$45,797	$24,867	$12,063	$14,265	$(26,506)

Loss on divestiture	4,774	—	—	—	—	4,774
Amortization of acquired contract liabilities	(30,477)	(9,136)	(20,647)	(694)	—	—
Depreciation and amortization	45,286	10,157	18,385	14,016	2,452	276

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$90,069	$46,818	$22,605	$25,385	$16,717	$(21,456)

Net Sales	$874,769	$245,367	$320,283	$259,458	$85,826	$(36,165)

Adjusted EBITDA Margin	10.7%	19.8%	7.5%	9.8%	19.5%	n/a

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Six Months Ended September 30, 2016
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate/Eliminations

Net Income	$54,541

Add-back:
Income tax expense	26,648
Interest expense and other	36,023

Operating Income (Loss)	$117,212	$93,783	$34,031	$4,281	$28,324	$(43,207)

Loss on divestiture	4,774	—	—	—	—	4,774
Amortization of acquired contract liabilities	(59,825)	(19,473)	(39,085)	(1,267)	—	—
Depreciation and amortization	90,748	20,461	36,347	28,345	4,936	659

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$152,909	$94,771	$31,293	$31,359	$33,260	$(37,774)

Net Sales	$1,768,022	$502,723	$651,879	$514,060	$170,025	$(70,665)

Adjusted EBITDA Margin	9.0%	19.6%	5.1%	6.1%	19.6%	n/a

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2015
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate / Eliminations

Net Income	$61,612

Add-back:
Income tax expense	32,804
Interest expense and other	15,631

Operating Income	$110,047	$51,100	$36,682	$25,457	$9,125	(12,317)

Amortization of acquired contract liabilities	(30,404)	(10,011)	(19,430)	(963)	—	—
Depreciation and amortization	42,575	10,139	15,646	13,972	2,428	390

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$122,218	$51,228	$32,898	$38,466	$11,553	$(11,927)

Net Sales	$954,774	$261,481	$385,471	$265,825	$73,777	$(31,780)

Adjusted EBITDA Margin	13.2%	20.4%	9.0%	14.5%	15.7%	n/a

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Six Months Ended September 30, 2015
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate / Eliminations

Net Income	$124,343

Add-back:
Income tax expense	59,823
Interest expense and other	33,747

Operating Income	$217,913	$101,657	$78,480	$50,362	$19,112	(31,698)

Curtailment charge	2,863	—	—	—	—	2,863
Amortization of acquired contract liabilities	(65,502)	(20,512)	(43,208)	(1,782)	—	—
Depreciation and amortization	86,109	20,657	31,579	28,193	4,890	790

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$241,383	$101,802	$66,851	$76,773	$24,002	$(28,045)

Net Sales	$1,914,412	$520,052	$780,591	$530,966	$148,522	$(65,719)

Adjusted EBITDA Margin	13.1%	20.4%	9.1%	14.5%	16.2%	n/a

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs has been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs

	Three Months Ended
	September 30, 2016
	Pre-Tax	After-Tax	Diluted EPS
Income from Continuing Operations - GAAP	$52,590	$34,807	$0.70
Adjustments:
Loss on divestiture	4,774	4,774	0.10
Restructuring costs (non-cash)	3,740	2,581	0.05
Restructuring costs (cash)	10,462	7,219	0.15
Adjusted Income from continuing operations - non-GAAP	$71,566	$49,381	$1.00

	Six Months Ended
	September 30, 2016
	Pre-Tax	After-Tax	Diluted EPS
Income from Continuing Operations - GAAP	$81,189	$54,541	$1.10
Adjustments:
Triumph Precision Components - Strike related costs	15,701	10,834	0.22
Triumph Precision Components - Inventory write-down	6,089	4,201	0.08
Triumph Aerospace Structures - UAS program	14,200	9,798	0.20
Loss on divestiture	4,774	4,774	0.10
Restructuring cost (non-cash)	7,231	4,989	0.10
Restructuring costs (cash)	17,113	11,808	0.24
Adjusted Income from continuing operations - non-GAAP	$146,297	$100,945	$2.04

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended
	September 30, 2015
	Pre-Tax	After-Tax	Diluted EPS
Income from Continuing Operations - GAAP	$94,416	$61,612	$1.25
Adjustments:
Facility consolidation costs	5,360	3,484	0.07
Adjusted Income from continuing operations - non-GAAP	$99,776	$65,096	$1.32

	Six Months Ended
	September 30, 2015
	Pre-Tax	After-Tax	Diluted EPS
Income from Continuing Operations - GAAP	$184,166	$124,343	$2.52
Adjustments:
Facility consolidation costs	5,360	3,484	0.07
Curtailment charge	2,863	1,861	0.04
Adjusted Income from continuing operations - non-GAAP	$192,389	$129,688	$2.63

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

The following table reconciles our Operating income to Adjusted Operating income as noted above.

Three Months Ended
September 30, 2016
Operating loss - GAAP	$70,486

Adjustments:
Loss on divestiture	4,774
Restructuring costs (non- cash)	3,740
Restructuring costs (cash)	10,462
Adjusted Operating Income - non-GAAP	$89,462

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, before pension contributions has been provided for consistency and comparability. We also use free cash flow available for debt reduction as a key factor in planning for and consideration of strategic acquisitions, stock repurchases and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations, before pension contributions to cash provided by operations, as well as cash provided by operations to free cash flow available for debt reduction.

	Three Months Ended		Six Months Ended
	June 30,	September 30,	September 30,
	2016	2016	2016

Cash used in operations	$(84,034)	$(47,202)	$(131,236)
Less:
Capital expenditures	12,723	11,244	23,967
Sale of assets	948	9,096	10,044
Free cash flow available for debt reduction, acquisitions and share repurchases	$(95,809)	$(49,350)	$(145,159)

We use "Net Debt to Capital" as a measure of financial leverage.  The following table sets forth the computation of Net Debt to Capital:

	September 30,	March 31,
	2016	2016
Calculation of Net Debt
Current portion	$47,374	$42,441
Long-term debt	1,568,315	1,374,879
Total debt	1,615,689	1,417,320
Plus: Deferred debt issuance costs	13,234	8,971
Less: Cash	(36,215)	(20,984)
Net debt	$1,592,708	$1,405,307

Calculation of Capital
Net debt	$1,592,708	$1,405,307
Stockholders' equity	965,746	934,944
Total capital	$2,558,454	$2,340,251

Percent of net debt to capital	62.3%	60.0%